UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street,
Van Nuys, California		91406
(Address of principal executive offices)		(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐



If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

In accordance with Instruction No. 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A updates the disclosures made in the Current Report on Form 8-K filed by Capstone Turbine Corporation on August 30, 2019 (the “Original Filing”) as set forth below. Except as expressly set forth herein, this Report does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

As reported in the Original Filing, on August 28, 2019, Jayme L. Brooks, Executive Vice President, Chief Financial Officer and principal financial officer of Capstone Turbine Corporation (the “Company”), submitted notice to the Company of her resignation, effective as of the close of business on September 30, 2019. Ms. Brooks’ resignation was a personal decision to pursue other business opportunities and not due to any disagreement with the Company’s management team, operations, financials, policies or procedures. The Company thanks Ms. Brooks for her contributions.

In addition, on September 6, 2019, the Compensation Committee of the Board of Directors of the Company approved a Consulting Agreement between the Company and Ms. Brooks (the “Consulting Agreement”), pursuant to which Ms. Brooks will be available to provide consulting services in order to assist with transition matters related to her former role in the Company. The Consulting Agreement has a term ending three months following October 1, 2019, unless earlier terminated under certain circumstances. Under the Consulting Agreement, Ms. Brooks will be paid $500.00 per hour for services performed.

Appointment of Interim Chief Financial Officer

As reported in the Original Filing, on August 29, 2019, the Board of Directors of the Company appointed Frederick S. Hencken III, the Company’s current Chief Accounting Officer and principal accounting officer, as the Interim Chief Financial Officer, effective as of Ms. Brooks’ departure date. In his capacity as Interim Chief Financial Officer, Mr. Hencken will succeed Ms. Brooks as the principal financial officer of the Company, while maintaining his position as the principal accounting officer of the Company. Mr. Hencken will serve as Interim Chief Financial Officer until a permanent Chief Financial Officer is named.

Mr. Hencken, age 40, has served as the Company’s Chief Accounting Officer since April 2019, and served as the Company’s Controller from October 2017 to April 2019. Prior to joining the Company, Mr. Hencken held various roles in Finance and Accounting with InnoVista Sensors, previously Custom Sensors and Technologies, Inc., a global company specializing in designing and manufacturing sensors, controls, and actuators from 2012 to 2017. While employed at InnoVista Sensors, Mr. Hencken’s various roles included the Director of Financial Planning and Analysis, International Controller, and Director of Finance and Administration, North America. Prior to InnoVista Sensors, Mr. Hencken served as the Manager of Financial Reporting from 2008 to 2011 and Director of Financial Reporting in 2012, for THQ Inc., an independent developer and publisher of games and interactive entertainment software. Prior to THQ Inc., Mr. Hencken was employed by McGladrey, LLP, a provider of assurance, tax, and consulting services, from 2001 to 2008, providing attest services. Mr. Hencken holds a Bachelor of Science degree in Accounting from California State University, Long Beach and is a Certified Public Accountant (active) licensed in California.

In addition, on September 6, 2019, the Compensation Committee of the Board of Directors of the Company approved a $30,000 salary increase in connection with Mr. Hencken’s appointment, effective October 1, 2019, for a total annual base salary of $225,000. There are no arrangements or understandings between Mr. Hencken and any other persons in connection with his appointment, nor are there any family relationships between Mr. Hencken and any of the Company's directors or executive officers. Additionally, there are no transactions involving Mr. Hencken that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 12, 2019	By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Executive Vice President & Chief Financial Officer (Principal Financial Officer)